Exhibit 10.1

LUMBER LIQUIDATORS HOLDINGS, INC.

2011 EQUITY COMPENSATION PLAN

(As Amended & Restated March 24, 2016)

LUMBER LIQUIDATORS HOLDINGS, INC.

2011 Equity Compensation Plan

(As Amended & Restated March 24, 2016)

Table of Contents

Article I DEFINITIONS		1

1.01.	Administrator	1
1.02.	Agreement	1
1.03.	Award	1
1.04.	Board	1
1.05.	Change in Control	1
1.06.	Code	2
1.07.	Committee	2
1.08.	Common Stock	2
1.09.	Company	2
1.10.	Control Change Date	2
1.11.	Corresponding SAR	2
1.12.	Exchange Act	2
1.13.	Fair Market Value	2
1.14.	Incentive Award	3
1.15.	Incentive Stock Option	3
1.16.	Initial Value	3
1.17.	Non-Employee Director	3
1.18.	Non-Qualified Stock Option	3
1.19.	Option	3
1.20.	Participant	3
1.21.	Performance Criteria	4
1.22.	Plan	5
1.23.	Related Company	5
1.24.	SAR	5
1.25.	Stock Award	5
1.26.	Stock Unit	5

Article II PURPOSES		6

Article III ADMINISTRATION		7

Article IV ELIGIBILITY		9

Article V STOCK SUBJECT TO PLAN		10

5.01.	Shares Issued	10
5.02.	Aggregate Limit	10
5.03.	Individual Annual Limits	10
5.04.	Reallocation of Shares	10

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LUMBER LIQUIDATORS HOLDINGS, INC.

2011 Equity Compensation Plan

(As Amended & Restated March 24, 2016)

Article VI OPTIONS		12

6.01.	Award	12
6.02.	Option Price	12
6.03.	No Repricing	12
6.04.	Maximum Option Period	12
6.05.	Nontransferability	12
6.06.	Transferable Options	12
6.07.	Employee Status	13
6.08.	Exercise	13
6.09.	Payment	13
6.10.	Change in Control	14
6.11.	Stockholder Rights	14
6.12.	Disposition of Common Stock	14

Article VII SARS		15

7.01.	Award	15
7.02.	Maximum SAR Period	15
7.03.	Nontransferability	15
7.04.	Transferable SARs	15
7.05.	Exercise	15
7.06.	Change in Control	16
7.07.	Employee Status	16
7.08.	Settlement	16
7.09.	Stockholder Rights	16

Article VIII STOCK AWARDS		17

8.01.	Award	17
8.02.	Vesting	17
8.03.	Employee Status	17
8.04.	Change in Control	17
8.05.	Stockholder Rights	17

Article IX incentive awards		18

9.01.	Award	18
9.02.	Terms and Conditions	18
9.03.	Payment	18
9.04.	Nontransferability	18
9.05.	Transferable Incentive Awards	19
9.06.	Employee Status	19
9.07.	Change in Control	19
9.08.	Stockholder Rights	19

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LUMBER LIQUIDATORS HOLDINGS, INC.

2011 Equity Compensation Plan

(As Amended & Restated March 24, 2016)

Article X STOCK UNITS		20

10.01.	Award	20
10.02.	Earning the Award	20
10.03.	Payment	20
10.04.	Nontransferability	20
10.05.	Transferable Stock Units	20
10.06.	Employee Status	20
10.07.	Change in Control	21

Article XI ADJUSTMENT UPON CHANGE IN COMMON STOCK		22

Article XII COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES		23

Article XIII GENERAL PROVISIONS		24

13.01.	Effect on Employment and Service	24
13.02.	Unfunded Plan	24
13.03.	Rules of Construction	24
13.04.	Tax Withholding	24
13.05.	Section 409A	24
13.06.	Tax Consequences	25
13.07.	Clawback	25
13.08.	Binding Effect	25

Article XIV AMENDMENT		26

Article XV DURATION OF PLAN		27

Article XVI EFFECTIVE DATE OF PLAN		28

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LUMBER LIQUIDATORS HOLDINGS, INC.

2011 Equity Compensation Plan

(As Amended & Restated March 24, 2016)

Article I
DEFINITIONS

1.01.	Administrator

Administrator means the Committee and any delegate of the Committee that is appointed in accordance with Article III. Notwithstanding the preceding sentence, “Administrator” means the Board on any date on which there is not a Committee.

1.02.	Agreement

Agreement means a written agreement (including any amendment or supplement thereto) between the Company and a Participant or other documentation specifying the terms and conditions of an Award granted to such Participant.

1.03.	Award

Award means a Stock Award, Stock Unit, Incentive Award, Incentive Stock Option, Non-Qualified Stock Option or SAR granted to a Participant.

1.04.	Board

Board means the Board of Directors of the Company.

1.05.	Change in Control

Change in Control means any of the following events:

(a)         any person, including a “group” as defined below, acquires ownership of the Common Stock that, together with the Common Stock already held by such person or group, represents more than 50% of the total fair market value or total voting power of the then outstanding Common Stock;

(b)         any person, including a “group” as defined below, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of Common Stock possessing 30% or more of the total voting power of the Common Stock;

(c)         a majority of members of the Board is replaced during a twelve-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to such appointment or election; or

(d)         any person, including a “group” as defined below, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company having a total gross fair market value of 40% or more of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions.

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LUMBER LIQUIDATORS HOLDINGS, INC.

2011 Equity Compensation Plan

(As Amended & Restated March 24, 2016)

The term “group” shall have the same meaning as in Section 13(d)(3) of the Securities Act of 1933, modified as may be necessary to comply with the requirements of Treasury Regulations Section 1.409A-3(i)(5)(v). This definition of “Change of Control” is intended to satisfy the requirements of Treasury Regulations Section 1.409A-3(i)(5), the terms of which are incorporated herein by reference.

1.06.	Code

Code means the Internal Revenue Code of 1986, and any amendments thereto.

1.07.	Committee

Committee means the Compensation Committee of the Board.

1.08.	Common Stock

Common Stock means the common stock, par value $0.001, of the Company.

1.09.	Company

Company means Lumber Liquidators Holdings, Inc.

1.10.	Control Change Date

Control Change Date means the date on which a Change in Control occurs. If a Change in Control occurs on account of a series of transactions, the Control Change Date is the date of the last of such transactions.

1.11.	Corresponding SAR

Corresponding SAR means an SAR that is granted in relation to a particular Option and that can be exercised only upon the surrender to the Company, unexercised, of that portion of the Option to which the SAR relates.

1.12.	Exchange Act

Exchange Act means the Securities Exchange Act of 1934, as amended from time to time.

1.13.	Fair Market Value

Fair Market Value means, on any given date, the reported “closing” price of a share of Common Stock on the New York Stock Exchange on such date or, if the Common Stock was not so traded on such date, the reported “closing” price of a shares of Common Stock on the immediately preceding day on which the Common Stock was so traded.

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LUMBER LIQUIDATORS HOLDINGS, INC.

2011 Equity Compensation Plan

(As Amended & Restated March 24, 2016)

1.14.	Incentive Award

Incentive Award means a cash-denominated Award which, subject to the terms and conditions as may be prescribed by the Administrator, entitles the Participant to receive a payment, in cash or Common Stock, or a combination of cash and Common Stock from the Company.

1.15.	Incentive Stock Option

Incentive Stock Option means an Option intended to qualify as an “incentive stock option” under Section 422 of the Code and related Treasury Regulations and guidance.

1.16.	Initial Value

Initial Value means, with respect to a Corresponding SAR, the option price per share of the related Option and, with respect to an SAR granted independently of an Option, the price per share of Common Stock as determined by the Administrator on the date of the grant; provided, however, that the price per share of Common Stock encompassed by the grant of an SAR shall not be less than Fair Market Value on the date of grant. Except for an adjustment authorized under Article XII, the Initial Value may not be reduced (by amendment or cancellation of the sale or otherwise) after the date of grant.

1.17.	Non-Employee Director

Non-Employee Director means a member of the Board or the board of directors of a Related Company who is not also an employee of the Company or a Related Company.

1.18.	Non-Qualified Stock Option

An Option that is not, or is not intended to be, an Incentive Stock Option.

1.19.	Option

Option means a stock option that entitles the holder to purchase from the Company a stated number of shares of Common Stock at the price set forth in an Agreement, and includes both an Incentive Stock Option and a Non-Qualified Stock Option.

1.20.	Participant

Participant means an employee of the Company or a Related Company (including an entity that becomes a Related Company after the adoption of this Plan), a member of the Board or the board of directors of a Related Company or any consultant, advisor, or other key person to the Company or a Related Company (including a prospective employee, Board member, director, consultant, advisor, or key person) who satisfies the requirements of Article IV and is selected by the Administrator to receive an Award.

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LUMBER LIQUIDATORS HOLDINGS, INC.

2011 Equity Compensation Plan

(As Amended & Restated March 24, 2016)

1.21.	Performance Criteria

For purposes of this Plan, “Performance Criteria” shall mean performance targets based on one or more of the following criteria: (a) earnings (including operating income, earnings before or after taxes, earnings before or after interest, depreciation, amortization (EBITDA), or extraordinary or non-recurring items) or book value per share (which may exclude nonrecurring items) or net earnings; (b) pre-tax income, net income, net operating income, or after-tax income; (c) earnings per share (basic or diluted); (d) sales (net or gross), sales growth or rate of sales growth; (e) operating profit or gross profit; (f) revenue, revenue growth or rate of revenue growth; (g) operating margin, gross margin, cash margin, or adjusted pre-tax margin; (h) return on assets (gross or net), return on investment (including cash flow return on investment), return on capital (including return on total capital or return on invested capital), return on sales, or return on equity; (i) returns on sales or revenues; (j) financial ratios (including those measuring liquidity, activity, profitability or leverage); (k) reduction of losses, loss ratios or expense ratios; (l) expense or cost levels; (m) reduction in fixed costs; (n) operating costs and expenses; (o) cost of capital or assets under management; (p) value of assets; (q) financing and other capital raising transactions; (r) stock price performance; (s) cash levels, cash flow (before or after dividends), free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, cash flow in excess of cost of capital or cash flow per share (before or after dividends); (t) dividends; (u) implementation or completion of critical projects or processes; (v) economic value added or created; (w) working capital; (x) stock price or total stockholder return; (y) cost targets, reductions and savings, productivity and efficiencies; (z) debt reduction, debt leverage (debt to capital) or net debt to EBITDA; (aa) selling, general and administrative expenses; (bb) stockholders’ equity; (cc) comparable store sales; (dd) performance of non-comparable stores; (ee) sales per store; (ff) store openings; (gg) aggregate product price and other product measures; (hh) merchandise inventory levels (including per store); (ii) inventory shrinkage; (jj) average sales ticket; (kk) inventory turnover; (ll) advertising efficiencies and returns (including advertising expense to sales percentage); (mm) customer traffic, satisfaction or growth; (nn) occupancy costs (including per square foot of leased premises and as a percentage of sales); (oo) market share; (pp) market capitalization; (qq) market penetration, (rr) geographic business expansion, (ss) supervision of litigation, (tt) information technology, (uu) goals relating to acquisitions, divestitures, joint ventures and similar transactions, (vv) budget comparisons; (ww) human resources and personnel objectives (including recruiting and maintaining personnel, employee diversity goals, employee satisfaction and human resources management); (xx) productivity improvements; (yy) personal professional objectives (including any performance criteria set forth in this Section 1.18, the implementation of policies and plans, the negotiation of transactions, the development of long term business goals, formation of joint ventures, research or development collaborations, and the completion of other corporate transactions); (zz) funds from operations (FFO) or funds available for distribution (FAD); or (aaa) total enterprise value. Where applicable, the performance targets may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria. If provided in an Agreement, measurement of Performance Criteria against goals may exclude the impact of charges for restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring items, and the cumulative effects of accounting changes. Performance Criteria may be established on a Company-wide basis, with respect to one or more business units, divisions or subsidiaries; and in either absolute terms or relative to the performance of one or more comparable companies or an index covering multiple companies.

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LUMBER LIQUIDATORS HOLDINGS, INC.

2011 Equity Compensation Plan

(As Amended & Restated March 24, 2016)

1.22.	Plan

Plan means the Lumber Liquidators Holdings, Inc. 2011 Equity Compensation Plan, as Amended & Restated March 24, 2016.

1.23.	Related Company

With respect to an Incentive Stock Option, Related Company means any “subsidiary corporation” within the meaning of Code Section 424(f) or “parent corporation” within the meaning of Code Section 424(e) with respect to the Company. As to all other Awards, Related Company means any corporation or other entity in a chain of corporations or other entities in which each corporation or other entity has a controlling interest in another corporation or other entity in the chain, beginning with the corporation or other entity in which the Company has a controlling interest. For this purpose, “controlling interest” is intended to have the same meaning as in Treasury Regulations Section 1.409A-1(b)(5)(iii)(E)(1).

1.24.	SAR

SAR means a stock appreciation right that entitles the holder to receive, with respect to each share of Common Stock encompassed by the exercise of such SAR, the excess, if any, of the Fair Market Value at the time of exercise over the Initial Value. References to “SARs” include both Corresponding SARs and SARs granted independently of Options, unless the context requires otherwise.

1.25.	Stock Award

Stock Award means Common Stock awarded to a Participant under Article VIII, including shares issued in settlement of benefit obligations under an incentive compensation or deferral plan of the Company or any successor thereto.

1.26.	Stock Unit

Stock Unit means an Award, in the amount determined by the Administrator and specified in an Agreement, stated with reference to a specified number of shares of Common Stock, that entitles the holder to receive a payment for each Stock Unit equal to the Fair Market Value of a share of Common Stock on the date of payment.

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LUMBER LIQUIDATORS HOLDINGS, INC.

2011 Equity Compensation Plan

(As Amended & Restated March 24, 2016)

Article II
PURPOSES

The Plan is intended to assist the Company and its Related Companies in recruiting and retaining individuals with ability and initiative by enabling such persons to participate in the future success of the Company and its Related Companies and to associate their interests with those of the Company and its stockholders. The Plan is intended to permit the grant of both Incentive Stock Options and Non-Qualified Stock Options, and the grant of SARs, Stock Awards, Stock Units and Incentive Awards. No Option that is intended to be an Incentive Stock Option shall be invalid for failure to qualify as an Incentive Stock Option. The proceeds received by the Company from the sale of Common Stock pursuant to this Plan shall be used for general corporate purposes.

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LUMBER LIQUIDATORS HOLDINGS, INC.

2011 Equity Compensation Plan

(As Amended & Restated March 24, 2016)

Article III
ADMINISTRATION

The Plan shall be administered by the Administrator. The Administrator shall have authority to grant Awards, upon such terms (not inconsistent with the provisions of this Plan) as the Administrator may consider appropriate. Such terms may include conditions (in addition to those contained in this Plan) on the exercisability of all or any part of an Option or SAR or on the transferability or forfeitability of a Stock Award, Stock Unit or Incentive Award, including by way of example and not of limitation, requirements that the Participant complete a specified period of employment or service with the Company or a Related Company, requirements that the Company achieve a specified level of financial performance or that the Company achieve a specified level of financial return. Ninety-five percent (95%) of shares issued pursuant to Options or SARs under the Plan shall be issued pursuant to a minimum vesting period of at least one year; provided that the Administrator may accelerate the time at which any Option or SAR may be exercised (i) in the case of death, disability or Change in Control, or (ii) subject to the minimum one-year vesting period set forth above, in circumstances other than death, disability or Change in Control; and provided further that such discretion may not be exercised with respect to an Award intended to qualify as “performance-based compensation” under Code Section 162(m) to the extent such discretion would be inconsistent with Code Section 162(m) and guidance thereunder. The Administrator shall have complete authority to interpret all provisions of this Plan; to prescribe the form of Agreements; to adopt, amend, and rescind rules and regulations pertaining to the administration of the Plan; and to make all other determinations necessary or advisable for the administration of this Plan. The express grant in the Plan of any specific power to the Administrator shall not be construed as limiting any power or authority of the Administrator. Any decision made, or action taken, by the Administrator in connection with the administration of this Plan shall be final and conclusive.

Neither the Administrator nor the Committee nor any member of either or any delegate thereof shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Administrator, Board and the Committee (and any delegate thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorney’s fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors’ and officers’ liability insurance coverage which may be in effect from time to time.

All expenses of administering this Plan shall be borne by the Company, a Related Company or a combination thereof.

The Committee, in its discretion, may delegate to one or more officers of the Company all or part of the Committee’s authority and duties with respect to grants and awards (i) to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act and (ii) that are not intended to qualify as “performance-based compensation” for purposes for Code Section 162(m). The Committee may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Committee’s delegate or delegates that were consistent with the terms of the Plan.

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LUMBER LIQUIDATORS HOLDINGS, INC.

2011 Equity Compensation Plan

(As Amended & Restated March 24, 2016)

Any other provision of this Plan to the contrary notwithstanding, the Committee may, in its discretion, specify that grants and Awards to any United States national who is employed by the Company or provides services to the Company or a Related Company outside of the United States, or to any foreign national who is employed by the Company or provides services to the Company or a Related Company, can be made on such terms and conditions that are different from those specified in the Plan and which, in the judgment of the Committee, are necessary and desirable to further the purposes of the Plan; other than with respect to (i) the applicable individual limitation on grants and awards set forth herein; and (ii) the criteria for establishing the Option price described in Article VI or SAR Initial Value.

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LUMBER LIQUIDATORS HOLDINGS, INC.

2011 Equity Compensation Plan

(As Amended & Restated March 24, 2016)

Article IV
ELIGIBILITY

Any employee of the Company, any member of the Board, any employee or director of a Related Company (including a corporation that becomes a Related Company after the adoption of this Plan) or any consultant, advisor, or other key person to the Company or a Related Company (including a prospective employee, Board member, director, consultant, advisor, or other key person) is eligible to participate in this Plan if the Administrator, in its sole discretion, determines that such person has contributed or can be expected to contribute to the profits or growth of the Company or a Related Company.

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LUMBER LIQUIDATORS HOLDINGS, INC.

2011 Equity Compensation Plan

(As Amended & Restated March 24, 2016)

Article V
STOCK SUBJECT TO PLAN

5.01.	Shares Issued

Upon the Award of shares of Common Stock pursuant to a Stock Award or in settlement of an Award of Stock Units or Incentive Awards, the Company may issue shares of Common Stock from its authorized but unissued Common Stock. Upon the exercise of any Option or SAR, the Company may deliver to the Participant (or the Participant’s broker if the Participant so directs), shares of Common Stock from its authorized but unissued Common Stock.

5.02.	Aggregate Limit

The maximum aggregate number of shares of Common Stock that may be issued under this Plan, pursuant to the exercise of SARs and Options (including Incentive Stock Options and Non-Qualified Stock Options), the grant of Stock Awards and the settlement of Stock Units and Incentive Awards is 750,000 shares of Common Stock, plus the number of shares of Common Stock available for grant under the Lumber Liquidators Holdings, Inc. 2011 Equity Compensation Plan immediately prior to the Plan’s approval, as amended and restated herein, by stockholders in accordance with Article XVI. The maximum aggregate number of shares of Common Stock that may be issued under this Plan shall be subject to adjustment as provided in Article XI.

5.03.	Individual Annual Limits

No participant may be granted, in a single calendar year, Options, SARs, Stock Awards and Stock Units, in the aggregate, with respect to more than 500,000 (five hundred thousand) shares of Common Stock. For purposes of the foregoing limit, an Option and Corresponding SAR shall be treated as a single Award. No participant may be granted, in a single calendar year, an Incentive Award for more than $2,000,000 (two million dollars); provided that Non-Employee Directors shall not be eligible for Incentive Awards. Further, no Non-Employee Director may be granted, in a single calendar year, Options, SARs, Stock Awards and Stock Units, in the aggregate, with respect to more than 100,000 (one hundred thousand) shares of Common Stock. The foregoing individual annual limits shall be subject to adjustment as provided in Article XI.

5.04.	Reallocation of Shares

(a)          If an Award under the Plan or an award under the Lumber Liquidators Holdings, Inc. 2007 Equity Compensation Plan (the “2007 Plan”) (or portion thereof) is forfeited, is cancelled, expires, lapses or otherwise is terminated without being exercised or payment having been made in shares of Common Stock, the shares of Common Stock allocable to the forfeited, cancelled, expired, lapsed or otherwise terminated Award or 2007 Plan award (or portion thereof) shall again be available for Awards to be granted under the Plan.

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LUMBER LIQUIDATORS HOLDINGS, INC.

2011 Equity Compensation Plan

(As Amended & Restated March 24, 2016)

(b)           Shares of Common Stock that are tendered by a Participant or withheld as full or partial payment of withholding or other taxes with respect to an Award or as payment for the exercise of an Option, under this Plan or the Prior Plan, shall not be reallocated to the number of shares of Common Stock available for Awards to be granted under this Plan.

(c)          Awards valued by reference to Common Stock that may be settled in equivalent cash value will count as shares of Common Stock delivered to the same extent as if the Award were settled in shares of Common Stock. Awards that by their terms do not permit settlement in shares of Common Stock shall not reduce the number of shares of Common Stock available for issuance under the Plan. Settlement of Incentive Awards in Shares of Common Stock will reduce the number of shares of Common Stock available for issuance.

(d)          Shares of Common Stock delivered under the Plan in settlement of an Award issued or made (i) upon the assumption, substitution, conversion or replacement of outstanding awards under a plan or arrangement of an acquired entity or (ii) as a post-transaction grant under such a plan or arrangement of an acquired entity shall not reduce or be counted against the maximum number of shares of Common Stock available for delivery under the Plan, to the extent that the exemption for transactions in connection with mergers and acquisitions from the stockholder approval requirements of the New York Stock Exchange for equity compensation plans applies.

(e)          Consistent with the requirements specified above in this Section 5.03, the Committee may from time to time adopt and observe such procedures concerning the counting of shares against the Plan maximum as it may deem appropriate, including rules more restrictive than those set forth above to the extent necessary to satisfy the requirements of any national securities exchange on which the Common Stock is listed or any applicable regulatory requirement.

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LUMBER LIQUIDATORS HOLDINGS, INC.

2011 Equity Compensation Plan

(As Amended & Restated March 24, 2016)

Article VI
OPTIONS

6.01.	Award

In accordance with the provisions of Article IV, the Administrator will designate each individual to whom an Option is to be granted and will specify the number of shares of Common Stock covered by each such Award.

6.02.	Option Price

The price per share for Common Stock purchased on the exercise of an Option shall be determined by the Administrator on the date of grant, but shall be not less than the Fair Market Value on the date the Option is granted.

6.03.	No Repricing

Except for an adjustment authorized under Article XI, or pursuant to prior stockholder approval, the Option price may not be reduced (by amendment or cancellation of the Option or otherwise) after the Date of Grant.

6.04.	Maximum Option Period

The maximum period in which an Option may be exercised shall be ten years from the date such Option was granted. The terms of any Option may provide that it has a term that is less than such maximum period.

6.05.	Nontransferability

Except as provided in Section 6.06, each Option granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution. In the event of any transfer of an Option (by will or by the laws of descent and distribution), the Option and any Corresponding SAR that relates to such Option must be transferred to the same person or persons or entity or entities. Except as provided in Section 6.06, during the lifetime of the Participant to whom the Option is granted, the Option may be exercised only by the Participant. No right or interest of a Participant in any Option shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

6.06.	Transferable Options

Section 6.05 to the contrary notwithstanding, an Option that is not an Incentive Stock Option may be transferred pursuant to the applicable Agreement, subject to the applicable securities law requirements as in effect from time to time. The holder of an Option transferred pursuant to this Section shall be bound by the same terms and conditions that governed the Option during the period that it was held by the Participant; provided, however, that such transferee may not transfer the Option except by will or the laws of descent and distribution. In the event of any transfer of an Option (by the Participant or his transferee), the Option and any Corresponding SAR that relates to such Option must be transferred to the same person or persons or entity or entities.

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LUMBER LIQUIDATORS HOLDINGS, INC.

2011 Equity Compensation Plan

(As Amended & Restated March 24, 2016)

6.07.	Employee Status

For purposes of determining the applicability of Code Section 422 (relating to incentive stock options) or in the event that the terms of any Option provide that it may be exercised only during employment or continued service or within a specified period of time after termination of employment or service, the Administrator may decide to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment or service.

6.08.	Exercise

Subject to the provisions of this Plan, including the minimum vesting period rules set forth in Article III, and the applicable Agreement, an Option may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Administrator shall determine; provided, however, that Incentive Stock Options (granted under the Plan and all plans of the Company and its Related Companies) may not be first exercisable in a calendar year for stock having a Fair Market Value (determined as of the date an Option is granted) exceeding the limit prescribed by Code Section 422(d). An Option granted under this Plan may be exercised with respect to any number of whole shares less than the full number for which the Option could be exercised. A partial exercise of an Option shall not affect the right to exercise the Option from time to time in accordance with this Plan and the applicable Agreement with respect to the remaining shares subject to the Option. The exercise of an Option shall result in the termination of any Corresponding SAR to the extent of the number of shares with respect to which the Option is exercised. No Option may include provisions that “reload” the Option upon exercise.

6.09.	Payment

Payment of the Option price shall be made in cash or a cash equivalent acceptable to the Administrator, or through a cashless exercise procedure approved by Administrator involving a securities broker approved by the Administrator. In addition, subject to rules established by the Administrator (A) unless prohibited in the Option Agreement, payment of all or part of the Option price may be made with shares of Common Stock including by (i) surrender to the Company of shares of Common Stock, (ii) attestation of Common Stock ownership; and (B) if provided in the Option Agreement, for Options not intended to be Incentive Stock Options, receipt by the Participant of fewer shares than would otherwise be issuable on exercise of the option (“net exercise”). If Common Stock is used to pay all or part of the Option price, the sum of the cash and cash equivalent and the Fair Market Value (determined as of the day preceding the date of exercise) of the shares surrendered must not be less than the Option price of the shares for which the Option is being exercised.

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LUMBER LIQUIDATORS HOLDINGS, INC.

2011 Equity Compensation Plan

(As Amended & Restated March 24, 2016)

6.10.	Change in Control

Each outstanding Option shall be exercisable (in whole or in part at the discretion of the holder) to the extent provided in the applicable Agreement in the event of a separation from service following a Change in Control, unless otherwise provided in such Agreement.

6.11.	Stockholder Rights

No Participant shall have any rights as a stockholder with respect to shares subject to his Option until the date of exercise of such Option.

6.12.	Disposition of Common Stock

A Participant shall notify the Company of any sale or other disposition of Common Stock acquired pursuant to an Option that was an Incentive Stock Option if such sale or disposition occurs (i) within two years of the grant of an Option or (ii) within one year of the issuance of the Common Stock to the Participant on exercise of the Option. Such notice shall be in writing and directed to the Secretary of the Company.

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LUMBER LIQUIDATORS HOLDINGS, INC.

2011 Equity Compensation Plan

(As Amended & Restated March 24, 2016)

Article VII
SARS

7.01.	Award

In accordance with the provisions of Article IV, the Administrator will designate each individual to whom SARs are to be granted and will specify the number of shares covered by each such Award.

7.02.	Maximum SAR Period

The maximum period in which a SAR may be exercised shall be ten years from the date such SAR was granted. The terms of any SAR may provide that it has a term that is less than such maximum period.

7.03.	Nontransferability

Except as provided in Section 7.04, each SAR granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution. In the event of any such transfer, a Corresponding SAR and the related Option must be transferred to the same person or persons or entity or entities. Except as provided in Section 7.04, during the lifetime of the Participant to whom the SAR is granted, the SAR may be exercised only by the Participant. No right or interest of a Participant in any SAR shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

7.04.	Transferable SARs

Section 7.03 to the contrary notwithstanding, a corresponding SAR that is not related to an Incentive Stock Option may be transferred pursuant to the applicable Agreement, subject to applicable securities law requirements as in effect from time to time. The holder of a SAR transferred pursuant to this Section shall be bound by the same terms and conditions that governed the SAR during the period that it was held by the Participant; provided, however, that such transferee may not transfer the SAR except by will or the laws of descent and distribution. In the event of any transfer of a Corresponding SAR (by the Participant or his transferee), the Corresponding SAR and the related Option must be transferred to the same person or person or entity or entities.

7.05.	Exercise

Subject to the provisions of this Plan, including the minimum vesting period rules set forth in Article III, and the applicable Agreement, an SAR may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Administrator shall determine; provided, however, that a Corresponding SAR that is related to an Incentive Stock Option may be exercised only to the extent that the related Option is exercisable and only when the Fair Market Value exceeds the option price of the related Option. An SAR granted under this Plan may be exercised with respect to any number of whole shares less than the full number for which the SAR could be exercised. A partial exercise of an SAR shall not affect the right to exercise the SAR from time to time in accordance with this Plan and the applicable Agreement with respect to the remaining shares subject to the SAR. The exercise of a Corresponding SAR shall result in the termination of the related Option to the extent of the number of shares with respect to which the SAR is exercised. No Corresponding SARs (under all incentive stock option plans of the Company and its Related Companies) that are related to Incentive Stock Options may first be exercisable in any calendar year for stock having an aggregate Fair Market Value (determined as of the date the related Option is granted) that exceeds the limit prescribed by Code Section 422(d).

15

LUMBER LIQUIDATORS HOLDINGS, INC.

2011 Equity Compensation Plan

(As Amended & Restated March 24, 2016)

7.06.	Change in Control

Each outstanding SAR shall be exercisable (in whole or in part at the discretion of the holder) to the extent provided in the applicable Agreement in the event of a separation from service following a Change in Control, unless otherwise provided in such Agreement.

7.07.	Employee Status

If the terms of any SAR provide that it may be exercised only during employment or continued service or within a specified period of time after termination of employment or service, the Administrator may decide to what extent leaves of absence for governmental or military service, illness, temporary disability or other reasons shall not be deemed interruptions of continuous employment or service.

7.08.	Settlement

At the Administrator’s discretion, the amount payable as a result of the exercise of an SAR may be settled in cash, Common Stock, or a combination of cash and Common Stock. A fractional share will not be deliverable upon the exercise of a SAR, and any such fractional share shall be disregarded.

7.09.	Stockholder Rights

No Participant shall, as a result of receiving an SAR, have any rights as a stockholder of the Company until the date that the SAR is exercised and then only to the extent that the SAR is settled by the issuance of Common Stock.

16

LUMBER LIQUIDATORS HOLDINGS, INC.

2011 Equity Compensation Plan

(As Amended & Restated March 24, 2016)

Article VIII
STOCK AWARDS

8.01.	Award

In accordance with the provisions of Article IV, the Administrator will designate each individual to whom a Stock Award is to be made and will specify the number of shares of Common Stock covered by each such Award

8.02.	Vesting

The Administrator, on the date of the Award, may prescribe that a Participant’s rights in a Stock Award shall be forfeitable or otherwise restricted for a period of time or subject to such other conditions as may be set forth in the Agreement. By way of example and not of limitation, the restrictions may postpone transferability of the shares or may provide that the shares will be forfeited if the Participant separates from the service of the Company and its Related Company before the expiration of a stated period, or if the Company, a Related Company, the Company and its Related Companies or the Participant fails to achieve stated performance objectives, including performance objectives stated with reference to Performance Criteria.

8.03.	Employee Status

In the event that the terms of any Stock Award provide that shares may become transferable and nonforfeitable thereunder only after completion of a specified period of employment or service, the Administrator may decide in each case to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment or service.

8.04.	Change in Control

Each outstanding Stock Award shall be transferable and nonforfeitable to the extent provided in the applicable Agreement in the event of a separation from service following a Change in Control, unless otherwise provided in such Agreement.

8.05.	Stockholder Rights

Prior to their forfeiture, if provided in an Agreement, and while the shares of Common Stock granted pursuant to the Stock Award may be forfeited or are nontransferable, a Participant will have all the rights of a stockholder with respect to a Stock Award, including the right to receive dividends and vote the shares; provided, however, that during such period (i) a Participant may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of shares of Common Stock granted pursuant to a Stock Award, (ii) the Company shall retain custody of the certificates evidencing shares of Common Stock granted pursuant to a Stock Award or the Company’s transfer agent will hold the awarded shares in a book entry account for the benefit of the Participant, the terms of which account shall restrict the transferability of shares held in the account until the awarded shares are transferable and are no longer forfeitable and (iii) the Participant will deliver to the Company a stock power, endorsed in blank, with respect to each Stock Award. Unless the Agreement otherwise provides, dividends paid with respect to a Stock Award in the form of Common Stock shall become transferable and nonforfeitable at the same time as the underlying Stock Award (or portion thereof) becomes transferable and nonforfeitable. The limitations set forth in the preceding sentences shall not apply after the shares of Common Stock granted under the Stock Award are transferable and are no longer forfeitable.

17

LUMBER LIQUIDATORS HOLDINGS, INC.

2011 Equity Compensation Plan

(As Amended & Restated March 24, 2016)

Article IX
incentive awards

9.01.	Award

The Administrator shall designate Participants to whom Incentive Awards are made. All Incentive Awards shall be finally determined exclusively by the Administrator under the procedures established by the Administrator. Non-Employee Directors shall not be eligible to receive Incentive Awards.

9.02.	Terms and Conditions

The Administrator, at the time an Incentive Award is made, shall specify the terms and conditions that govern the Award. The Administrator may grant Incentive Awards as part of another plan or program, such as an annual bonus program, provided the applicable terms of this Plan are satisfied. Such terms and conditions shall prescribe that the Incentive Award shall be earned only if, and to the extent that, performance objectives are satisfied. The restrictions set forth in the Agreement must include the attainment of performance objectives, including performance objectives stated with reference to Performance Criteria. By way of example and not of limitation, the performance objectives may provide that the Incentive Award will be earned only if the Company, a Related Company or the Company and its Related Companies or the Participant achieves stated objectives, including objectives stated with reference to Performance Criteria. The Administrator, at the time an Incentive Award is made, shall also specify when amounts shall be payable under the Incentive Award. Notwithstanding the preceding sentences of this Section 9.02, the Administrator may reduce the duration of the performance period and may adjust the performance objectives for outstanding Incentive Awards in connection with a Participant’s death or disability or a Change in Control, but only to the extent permitted by Code Section 162(m) and guidance thereunder in the case of Incentive Awards intended to qualify as “performance-based compensation” for purposes of Code Section 162(m).

9.03.	Payment

In the discretion of the Administrator, the Award payable when an Incentive Award is earned may be settled in cash, by the issuance of Common Stock, or a combination of cash and Common Stock.

9.04.	Nontransferability

Except as provided in Section 9.05, Incentive Awards granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution. No right or interest of a Participant in an Incentive Award shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

18

LUMBER LIQUIDATORS HOLDINGS, INC.

2011 Equity Compensation Plan

(As Amended & Restated March 24, 2016)

9.05.	Transferable Incentive Awards

Section 9.04 to the contrary notwithstanding, an Incentive Award may be transferred pursuant to the applicable Agreement, subject to applicable securities law requirements as in effect from time to time. The holder of an Incentive Award transferred pursuant to this Section shall be bound by the same terms and conditions that governed the Incentive Award during the period that it was held by the Participant; provided, however, that such transferee may not transfer the Incentive Award except by will or the laws of descent and distribution.

9.06.	Employee Status

If the terms of an Incentive Award provide that a payment will be made thereunder only if the Participant completes a stated period of employment or service, the Administrator may decide to what extent leaves of absence for governmental or military service, illness, temporary disability or other reasons shall not be deemed interruptions of continuous employment or service.

9.07.	Change in Control

Each outstanding Incentive Award shall be earned to the extent provided in the applicable Agreement in the event of a separation from service following a Change in Control, unless otherwise provided in such Agreement.

9.08.	Stockholder Rights

No Participant shall, as a result of receiving an Incentive Award, have any rights as a stockholder of the Company or any Related Company on account of such Award until, and except to the extent that, the Incentive Award is earned and settled in shares of Common Stock.

19

LUMBER LIQUIDATORS HOLDINGS, INC.

2011 Equity Compensation Plan

(As Amended & Restated March 24, 2016)

Article X
STOCK UNITS

10.01.	Award

In accordance with the provisions of Article IV, the Administrator will designate each individual to whom an Award of Stock Units is to be made and will specify the number of Stock Units covered by such Awards.

10.02.	Earning the Award

The Administrator, on the date of grant of the Award, may prescribe that the Stock Units or a portion thereof, will be earned, and the Participant will be entitled to receive a payment pursuant to the Award of Stock Units, only upon the satisfaction of performance objectives or such other criteria as may be prescribed by the Administrator and set forth in the Agreement. If divided equivalents are provided for under the Agreement, such dividend equivalents shall be subject to the same conditions on entitlement to payment as the underlying Stock Unit Award or portion thereof.

10.03.	Payment

In accordance with the Agreement, the amount payable when an award of Stock Units is earned may be settled in cash, Common Stock or a combination of cash and Common Stock. A fractional share shall not be deliverable when an Award of Stock Units is earned, and any such fractional share shall be disregarded.

10.04.	Nontransferability

Except as provided in Section 10.05, Participant may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of a Stock Unit Award other than by will or the laws of descent and distribution. The limitations set forth in the preceding sentence shall not apply to Common Stock issued as payment pursuant to a Stock Unit Award.

10.05.	Transferable Stock Units

Section 10.04 to the contrary notwithstanding, an award of Stock Units may be transferred pursuant to the applicable Agreement, subject to applicable securities law requirements as in effect from time to time. The holder of Stock Units transferred pursuant to this Section shall be bound by the same terms and conditions that governed the Stock Units during the period that they were held by the Participant; provided, however that such transferee may not transfer Stock Units except by will or the laws of descent and distribution.

10.06.	Employee Status

In the event that the terms of any Stock Unit award provide that no payment will be made unless the Participant completes a stated period of employment or service, the Administrator may decide to what extent leaves of absence for government or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment or service.

20

LUMBER LIQUIDATORS HOLDINGS, INC.

2011 Equity Compensation Plan

(As Amended & Restated March 24, 2016)

10.07.	Change in Control

Each outstanding Stock Unit shall be earned to the extent provided in the applicable Agreement in the event of a separation from service following a Change in Control, unless otherwise provided in such Agreement.

21

LUMBER LIQUIDATORS HOLDINGS, INC.

2011 Equity Compensation Plan

(As Amended & Restated March 24, 2016)

Article XI
ADJUSTMENT UPON CHANGE IN COMMON STOCK

The maximum number of shares and type of securities as to which Awards may be granted under this Plan, the terms of outstanding Awards, and the individual annual limitations on the number of shares of Common Stock or value for which Awards may be granted or settled shall be adjusted as the Committee shall determine to be equitably required in the event that (a) the Company (i) effects one or more stock dividends, stock split-ups, subdivisions or consolidations of shares or (ii) engages in a transaction to which Code Section 424 applies, or (b) there occurs any other event which, in the judgment of the Committee necessitates such action. Any determination made under this Article XI by the Committee shall be final and conclusive.

The issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefore, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the maximum number of shares as to which Awards may be granted, the per individual limitations on the number of shares of Common Stock for which Awards may be granted or the terms of outstanding Awards.

The Committee may make Awards in substitution for performance shares, phantom shares, stock awards, stock options, stock appreciation rights, stock units, or similar awards held by an individual who becomes an employee or other service provider of the Company or a Related Company in connection with a transaction or event described in the first paragraph of this Article XI. Notwithstanding any provision of the Plan (other than the limitations of Section 5.02), the terms of such substituted Awards shall be as the Committee, in its discretion, determines is appropriate.

The Committee shall adjust performance goals established with respect to Performance Criteria (“Performance Goals”) (either up or down) and the level of an Award (intended to be performance-based compensation under Code Section 162(m)) that a Participant may earn under this Plan, but only to the extent permitted pursuant to Code Section 162(m), if the Committee determines that the occurrence of external changes or other unanticipated business conditions have materially affected the fairness of the goals and have unduly influenced the Company’s ability to meet them, including without limitation, events such as material acquisitions, changes in the capital structure of the Company, and extraordinary accounting changes. In addition, unless the Agreement otherwise provides, performance goals established with respect to Performance Criteria and Awards conditioned on attainment thereof shall be calculated without regard to any changes in accounting standards that may be required by the Financial Accounting Standards Board after such performance goals are established.

22

LUMBER LIQUIDATORS HOLDINGS, INC.

2011 Equity Compensation Plan

(As Amended & Restated March 24, 2016)

Article XII
COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES

No Option or SAR shall be exercisable, no Common Stock shall be issued, no certificates for shares of Common Stock shall be delivered, and no payment shall be made under this Plan except in compliance with all applicable federal and state laws and regulations (including, without limitation, withholding tax requirements), any listing agreement to which the Company is a party, and the rules of all domestic stock exchanges on which the Company’s shares may be listed. The Company shall have the right to rely on an opinion of its counsel as to such compliance. Any share certificate issued to evidence Common Stock when a Stock Award is granted, Incentive Award or Stock Unit is settled or for which an Option or SAR is exercised may bear such legends and statements as the Administrator may deem advisable to assure compliance with federal and state laws and regulations. No Option or SAR shall be exercisable, no Stock Award, Stock Unit or Incentive Award shall be granted, no Common Stock shall be issued, no certificate for shares shall be delivered, and no payment shall be made under this Plan until the Company has obtained such consent or approval as the Administrator may deem advisable from regulatory bodies having jurisdiction over such matters.

23

LUMBER LIQUIDATORS HOLDINGS, INC.

2011 Equity Compensation Plan

(As Amended & Restated March 24, 2016)

Article XIII
GENERAL PROVISIONS

13.01.	Effect on Employment and Service

Neither the adoption of this Plan, its operation, nor any documents describing or referring to this Plan (or any part thereof), shall confer upon any individual any right to continue in the employ or service of the Company or a Related Company or in any way affect any right or power of the Company or a Related Company to terminate the employment or service of any individual at any time with or without assigning a reason therefore.

13.02.	Unfunded Plan

The Plan, insofar as it provides for grants, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by grants under this Plan. Any liability of the Company to any person with respect to any grant under this Plan shall be based solely upon any contractual obligations that may be created pursuant to this Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

13.03.	Rules of Construction

Headings are given to the Articles and Sections of this Plan solely as a convenience to facilitate reference. The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

13.04.	Tax Withholding

Each Participant shall be responsible for satisfying any income and employment tax withholding obligation attributable to participation in this Plan. In accordance with procedures established by the Administrator, a Participant may surrender shares of Common Stock, or receive fewer shares of Common Stock than otherwise would be issuable, (i) in satisfaction of all or part of Participant’s minimum statutorily required withholding obligation, or (ii) in satisfaction of withholding for Participant at such other rate as may be permitted, consistent with equity classification, under FASB ASC Topic 718 – Compensation – Stock Compensation.

13.05.	Section 409A

This Plan is intended to provide compensation that is exempt from or that complies with Code Section 409A and guidance thereunder (“Section 409A”), and the Plan’s terms and the terms of any Agreement shall be construed in a manner that is compliant with or exempt from the application of Section 409A, as appropriate. For purposes of Section 409A, each payment under this Plan shall be deemed to be a separate payment.

24

LUMBER LIQUIDATORS HOLDINGS, INC.

2011 Equity Compensation Plan

(As Amended & Restated March 24, 2016)

Notwithstanding any provision of this Plan or an Agreement to the contrary, to the extent that any payments are subject to Section 409A, if the Participant is a “specified employee” within the meaning of Section 409A as of the date of the Participant’s termination of employment and the Company determines, in good faith, that immediate payment of any amounts or benefits under this Plan would cause a violation of Section 409A, then any amounts or benefits payable under this Plan upon the Participant’s “separation from service” within the meaning of Section 409A which (i) are subject to the provisions of Section 409A; (ii) are not otherwise exempt from Section 409A; and (iii) would otherwise be payable during the first six-month period following such separation from service, shall be paid on the first business day next following the earlier of (1) the date that is six months and one day following the Participant’s separation from service or (2) the date of the Participant’s death.

13.06.	Tax Consequences

Nothing in this Plan or an Agreement shall constitute a representation by the Company to a Participant regarding the tax consequences of any Award received by a Participant under this Plan. Although the Company may endeavor to (i) qualify an Award for favorable federal tax treatment or (ii) avoid adverse tax treatment (e.g., under Section 409A), the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable tax treatment. The Company shall be unconstrained in its corporate activities without regard to the potential negative tax impact on holders of Awards under this Plan.

13.07.	Clawback

Any Award granted pursuant to this Plan is subject to such deductions, repayment and clawback as may be required by any applicable law, government regulation or stock exchange listing requirement (or any policy adopted by the Company pursuant to any such law, government regulation or stock exchange listing requirement) and as set forth in the applicable Agreement. A Participant’s acceptance of any Award granted pursuant to this Plan constitutes acceptance of the repayment provisions described in this Section.

13.08.	Binding Effect

The terms of this Plan and each Award granted hereunder shall be binding upon and inure to the benefit of legatees, distributees, and personal representatives of Participants and the successors of the Company and any Related Company.

25

LUMBER LIQUIDATORS HOLDINGS, INC.

2011 Equity Compensation Plan

(As Amended & Restated March 24, 2016)

Article XIV
AMENDMENT

The Board may amend or terminate this Plan from time to time; provided, however, that no amendment may become effective until stockholder approval is obtained if required by applicable law or any exchange on which the Common Stock is listed. No amendment shall, without a Participant’s consent, adversely affect any rights of such Participant under any Award outstanding at the time such amendment is made.

26

LUMBER LIQUIDATORS HOLDINGS, INC.

2011 Equity Compensation Plan

(As Amended & Restated March 24, 2016)

Article XV
DURATION OF PLAN

No Award may be granted under this Plan more than ten years after the earlier of the date the Plan, as hereby amended and restated, is adopted by the Board or approved by stockholders in accordance with Article XVI. Awards granted before that date shall remain valid in accordance with their terms.

27

LUMBER LIQUIDATORS HOLDINGS, INC.

2011 Equity Compensation Plan

(As Amended & Restated March 24, 2016)

Article XVI
EFFECTIVE DATE OF PLAN

Options, SARs, Incentive Awards, and Stock Units may be granted under this Plan upon its adoption by the Board, provided that no Option, SAR, Incentive Award, or Stock Units shall be exercisable or shall be settled unless this Plan is approved by a majority of the votes cast by the Company’s stockholders, voting either in person or by proxy, at a duly held stockholders’ meeting at which a quorum is present. Stock Awards may be granted under this Plan upon the later of its adoption by the Board or its approval by stockholders in accordance with the preceding sentence.

28